Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of KINS and CXApp adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included in the prospectus.

The historical financial information of KINS was derived from the audited financial statements of KINS as of and for the year ended December 31, 2022. The historical financial information of CXApp was derived from the audited combined carve-out financial statements of Design Reactor and subsidiaries as of and for the year ended December 31, 2022, included elsewhere in this Report. Such unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of KINS and Design Reactor and subsidiaries, respectively. This information should be read together with the financial statements of KINS and Design Reactor and subsidiaries and related notes, the sections titled “KINS’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Design Reactor, Inc and Subsidiaries” and other information included in the prospectus and this Report, as applicable.

The Business Combination will be accounted for using the acquisition method (as a forward merger), with goodwill and other identifiable intangible assets recorded in accordance with GAAP, as applicable. Under this method of accounting, CXApp is treated as the “acquired” company for financial reporting purposes. KINS has been determined to be the accounting acquirer because KINS maintains control of the Board of Directors and management of the combined company. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. Under the acquisition method of accounting (as a forward merger), KINS’ assets and liabilities will be recorded at carrying value and the assets and liabilities associated with CXApp will be recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recognized as goodwill. The process of valuing the net assets of CXApp immediately prior to the merger for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical balance sheets of KINS and CXApp on a pro forma basis as if the Business Combination and related transactions had been consummated on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented. KINS and CXApp have not had any historical operating relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Merger Agreement

On September 25, 2022, KINS entered into the Merger Agreement, by and among KINS, Inpixon, CXApp, and Merger Sub, pursuant to which KINS will combine with CXApp, Inpixon’s Enterprise Apps Business. Also on September 25, 2022, and in connection with the execution of the Merger Agreement, KINS, Inpixon, CXApp and the Sponsor entered into the Sponsor Support Agreement.

Immediately prior to the Merger and pursuant to the Separation and Distribution Agreement, dated as of September 25, 2022, among KINS, Inpixon, CXApp and Design Reactor, and other ancillary conveyance documents, Inpixon will, among other things and on the terms and subject to the conditions of the Separation and Distribution Agreement, effect the Reorganization by transfer the Enterprise Apps Business, including certain related subsidiaries of Inpixon, including Design Reactor, to CXApp and, in connection therewith, will effect the Distribution by distributing to Inpixon securityholders 100% of the CXApp Common Stock, as further described below.

Immediately following the Distribution, in accordance with and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into CXApp, with CXApp continuing as the surviving company in the Merger and as a wholly-owned subsidiary of KINS (the Merger).

The Merger Agreement, along with the Separation and Distribution Agreement and the other transaction documents to be entered into in connection therewith, provides for, among other things, the consummation of the following transactions (collectively, the Business Combination): (i) Inpixon will transfer the Enterprise Apps Business to its wholly-owned subsidiary, CXApp, and contribute $10 million in capital thereto (net of cash held by CXApp as of the Effective Time), (ii) following the Separation, Inpixon will distribute 100% of the shares of CXApp Common Stock to Inpixon securityholders by way of the Distribution and (iii) following the completion of the foregoing transactions and subject to the satisfaction or waiver of certain other conditions set forth in the Merger Agreement, the parties shall consummate the Merger.

Upon consummation of the Business Combination, New CXApp will have two classes of common stock: New CXApp Class A Common Stock and New CXApp Class C Common Stock. The New CXApp Class A Common Stock and the New CXApp Class C Common Stock will be identical in all respects, except that the New CXApp Class C Common Stock will be subject to transfer restrictions and will automatically convert into New CXApp Class A Common Stock on the earlier to occur of (i) the 180th day following the closing of the Merger and (ii) the day that the last reported sale price of the New CXApp Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period following the closing of the Merger.

At the closing of the Business Combination, each share of KINS Class A Common Stock and Class B Common Stock will be exchanged for one share of New CXApp Class A Common Stock, subject to adjustment pursuant to the Sponsor Support Agreement noted below. Additionally, the outstanding shares of CXApp Common Stock after the Distribution and immediately prior to the effective time of the Merger will be converted into an aggregate of 6.9 million shares of New CXApp Common Stock which shall be issued to Inpixon shareholders, subject to adjustment. Each holder’s aggregate merger consideration will consist of 10% New CXApp Class A Common Stock and 90% New CXApp Class C Common Stock (such percentages, in each case, subject to adjustment to comply with the listing requirements set forth under Nasdaq Listing Rule 5505(b)(2). Pursuant to the Sponsor Support Agreement, the Sponsor and related parties have agreed that, subject to the limitation set forth therein, the total amount of shares of New CXApp Common Stock issued to CXApp Stockholders (as of immediately after consummation of the Distribution) at the Closing will exceed the total amount of shares of New CXApp Common Stock issued to all other parties at the Closing by one share.

The following summarizes the pro forma ownership of Common Stock of New CXApp following the Business Combination:

	Class A	%	Class C	%	Total Shares	%
CXApp existing Stockholders(1)	1,547,700	11.0%	5,487,300	39.0%	7,035,000	50.0%
KINS Public Stockholders(2)(7)	157,223	1.1%	—	—%	157,223	1.1%
Sponsor(3)(6)(7)	6,054,776	43.0%	—	—%	6,054,776	43.0%
Direct Anchor Investors(4)	225,000	1.6%	—	—%	225,000	1.6%
Inpixon(5)(6)(7)	598,000	4.3%	—	—%	598,000	4.3%
Pro forma Common Stock	8,582,699	61.0%	5,487,300	39.0%	14,069,999	100.0%

(1) The New CXApp Class A Common Stock and the New CXApp Class C Common Stock will be identical in all respects, except that the New CXApp Class C Common Stock will be subject to transfer restrictions and will automatically convert into New CXApp Class A Common Stock on the earlier to occur of (i) the 180th day following the closing of the Merger and (ii) the day that the last reported sale price of the New CXApp Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period following the closing of the Merger. Includes 135,000 shares of New CXApp Common Stock issuable pursuant to a working capital adjustment.

(2) Excludes 13,800,000 shares of New CXApp Class A Common Stock underlying the public warrants.

(3) Excludes 10,280,000 shares of New CXApp Class A Common Stock underlying the private warrants.

(4) Includes 225,000 shares of New CXApp Class A Common Stock held by BlackRock Inc. and reflecting forfeiture to Sponsor of 525,000 shares of KINS Class B Common Stock prior to Closing.

(5) Reflects shares of New CXApp Class A Common Stock attributable to Inpixon for its existing interests in KINS.

(6) Pursuant to the Sponsor Support Agreement, the Sponsor and related parties have agreed, subject to the limitation set forth therein, to forfeit 22,224 shares of New CXApp Common Stock (as of immediately prior to the consummation of the Merger).

(7) Reflects the redemptions of 230,328 KINS public shares prior to Closing.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2022

(in thousands, except share and per share amounts)

	KINS (Historical)	CXApp (Historical)	Autonomous Entity Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$224	$6,308	$3,692	A	$1,579	C	$11,223
					(580)	E
Accounts receivable, net of allowances	—	1,338	—		—		1,338
Notes and other receivables	—	273	—		—		273
Prepaid expenses and other current assets	4	650	—		—		654
Total current assets	228	8,569	3,692		999		13,488
Cash and investments held in Trust Account	3,924	—	—		(2,345)	B	—
					(1,579)	C
Property and equipment, net	—	202	—		—		202
Operating lease right-of-use asset, net	—	681	—		—		681
Software development costs, net	—	487	—		(487)	H	—
Goodwill	—	—	—		42,102	H	42,102
Intangible assets, net	—	19,289	—		1,681	H	20,970
Other assets	—	52	—		—		52
Total Assets	$4,152	$29,280	$3,692		$40,371		$77,495

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$1,054	$—		$—		$1,054
Accrued liabilities	2,834	1,736	—		3,699	D	8,037
					(232)	E
Operating lease obligation, current	—	266	—		—		266
Deferred revenue	—	2,162	—		226	H	2,388
Acquisition liability	—	197	—		(197)	F	—
Income taxes payable	49	—	—		—		49
Promissory note - related party working capital loan	348	—	—		(348)	E	—
Total current liabilities	3,231	5,415	—		3,148		11,794
Operating lease obligation, noncurrent	—	444	—		—		444
Other liabilities, noncurrent	—	30	—		—		30
Derivative liabilities	722	—	—		—		722
Total Liabilities	3,953	5,889	—		3,148		12,990

Temporary Equity:
Common stock subject to possible redemption	3,914	—	—		(2,345)	B	—
					(1,569)	G
Total temporary equity	3,914	—	—		(3,914)		—

Stockholders' Equity (Deficit)
Preferred stock	—	—	—		—		—
Class A Common Stock	—	—	—		1	G	1
Class B Common Stock	1	—	—		(1)	G	—
Class C Common Stock	—	—	—		1	H	1
Parent's net equity	—	23,391	3,692	A	197	F	—
					(27,280)	H
Additional paid-in capital	—	—	—		1,569	G	71,918
					70,349	H
Accumulated deficit	(3,716)	—	—		(3,699)	D	(7,415)
Total stockholders' equity (deficit)	(3,715)	23,391	3,692		41,137		64,505
Total liabilities, temporary equity and stockholders' equity (deficit)	$4,152	$29,280	$3,692		$40,371		$77,495

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

	KINS (Historical)	CXApp (Historical)	Autonomous Entity Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$—	$8,470	$—		$—		$8,470
Cost of revenues	—	2,064	—		—		2,064
Gross profit	—	6,406	—		—		6,406

Operating expenses:
Formation and operating costs	2,951	—	—		—		2,951
Research and development	—	9,323	—		—		9,323
Sales and marketing	—	5,096	—		—		5,096
General and administrative	—	11,571	811	AA	3,699	CC	16,081
Acquisition-related costs	—	16	—		—		16
Impairment of goodwill	—	5,540	—		—		5,540
Amortization of intangibles	—	3,885	—		(162)	DD	3,723
Total operating expenses	2,951	35,431	811		3,537		42,730

Loss from operations	(2,951)	(29,025)	(811)		(3,537)		(36,324)

Other income (expense):
Interest income, net	—	4	—		—		4
Other expense	—	(1)	—		—		(1)
Gain on elimination waiver of deferred underwriting fee	9,660	—	—		—		9,660
Change in fair value of derivative liabilities	10,553	—	—		—		10,553
Interest earned on cash and investments held in Trust Account	422	—	—		(422)	BB	—
Total other income (expense)	20,635	3	—		(422)		20,216

Income (loss) before income taxes	17,684	(29,022)	(811)		(3,959)		(16,108)

Income tax expense	(49)	(153)	—		—		(202)

Net income (loss)	$17,635	$(29,175)	$(811)		$(3,959)		$(16,310)

Net income (loss) per share (Note 4):
Class A common stock (basic & diluted)	$0.91						$(1.16)
Class B common stock (basic & diluted)	$0.91
Class C common stock (basic & diluted)							$(1.16)
Weighted average shares outstanding:
Class A common stock (basic & diluted)	12,546,423						8,582,699
Class B common stock (basic & diluted)	6,900,000
Class C common stock (basic & diluted)							5,487,300

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination will be accounted for using the acquisition method (as a forward merger), with goodwill and other identifiable intangible assets recorded in accordance with GAAP, as applicable. Under this method of accounting, CXApp is treated as the “acquired” company for financial reporting purposes. KINS has been determined to be the accounting acquirer because KINS maintains control of the Board of Directors and management of the combined company. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. Under the acquisition method of accounting (as a forward merger), KINS’ assets and liabilities will be recorded at carrying value and the assets and liabilities associated with CXApp will be recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recognized as goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price allocation reflected in these unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 gives effect to the Business Combination and related transactions as if they occurred on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Business Combination and related transactions as if they occurred on January 1, 2022. These periods are presented on the basis that KINS is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on currently available information and certain assumptions and methodologies that New CXApp management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. New CXApp management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of KINS and Design Reactor and subsidiaries.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New CXApp. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The Company has elected not to present management adjustments and will only be presenting transaction accounting adjustments and autonomous entity adjustments in the unaudited pro forma condensed combined financial information. The autonomous entity adjustments are management estimates to reflect incremental costs of CXApp being a standalone entity.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of New CXApp Common Stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2022.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The autonomous entity adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022 are as follows:

A.	Represents Inpixon’s remaining contribution to CXApp of approximately $3.7 million in accordance with the Separation and Distribution Agreement, in which Inpixon has agreed to contribute cash of $10 million to CXApp, net of cash held by CXApp as of the Effective Time (approximately $6.3 million as of December 31, 2022).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022 are as follows:

B.	Reflects redemptions of 230,328 KINS public shares prior to closing, for aggregate payments to redeeming shareholders of $2.3 million at a redemption price of $10.18 per share.

C.	Reflects the reclassification of $1.6 million held in the Trust Account after redemptions, inclusive of interest earned on the Trust Account, to cash and cash equivalents that becomes available at closing of the Business Combination.

D.	Represents non-recurring estimated transaction costs inclusive of advisory, banking, printing, legal and accounting fees incurred in connection to the Business Combination. Estimated total transaction costs of approximately $6.1 million are anticipated to be paid after closing, of which $2.4 million is accrued on the historical financial statements of KINS. Transaction costs expected to be incurred by CXApp and KINS in connection with the Business Combination totaling $2.8 million and $3.3 million, respectively, are expensed as incurred in accordance with ASC 805.

E.	Represents the settlement of franchise taxes payable by KINS totaling $0.2 million and repayment of a KINS related party promissory note totaling $0.3 million at closing of the Business Combination.

F.	Reflects the settlement of the acquisition liability by New CXApp and Inpixon. The acquisition liability relates to the acquisition of Design Reactor (CXApp) by Inpixon in 2021 which Inpixon has assumed and therefore will not be an obligation of New CXApp. Inpixon has settled the remaining acquisition related obligations with the sellers.

G.	Reflects the reclassification of approximately $1.6 million of KINS Class A Common Stock to permanent equity and conversion of KINS Class B Common Stock to New CXApp Class A Common Stock.

H.	Represents adjustments for the estimated preliminary purchase price allocation for the Business Combination. The preliminary calculation of total consideration is presented below as if the Business Combination was consummated on December 31, 2022:

Fair Value (in thousands)
Equity consideration to CXApp existing Stockholders(1)	$69,000
Working capital adjustment(2)	1,350
Total consideration	$70,350
Assets acquired:
Cash and cash equivalents	$10,000
Accounts receivable	1,338
Notes and other receivables	273
Prepaid expenses and other current assets	650
Property and equipment	202
Operating lease right-of-use asset	681
Other assets	52
Trade names and trademarks	2,960
Customer relationships	5,654
Developed technology	10,040
Non-compete agreements	52
Intellectual property	1,777
Internal software	487
Goodwill	42,102
Total assets acquired	76,268
Liabilities assumed:
Accounts payable	1,054
Accrued liabilities	1,736
Deferred revenue	2,388
Operating lease obligations	710
Other liabilities	30
Total liabilities assumed	5,918
Estimated fair value of net assets acquired	$70,350

(1) Represents the pre-transaction equity value of CXApp of $69.0 million issuable to existing CXApp Stockholders in 6,900,000 shares of New CXApp Common Stock consisting of 10% New CXApp Class A Common Stock and 90% New CXApp Class C Common Stock (such percentages, in each case, subject to adjustment to comply with NASDAQ listing requirements), each at a deemed value of $10.00 per share.

(2) Represents additional equity consideration issuable to existing CXApp Stockholders in 135,000 shares of New CXApp Common Stock pursuant to a working capital adjustment.

Below is a summary of intangible assets identified and acquired in the Business Combination based on the preliminary purchase price allocation and the resulting adjustments to recognize the step-up in basis:

Identified Intangible Assets (in thousands)	Fair Value	Fair Value Adjustment	Useful Life (Years)
Trade names and trademarks	$2,960	$1,502	7.00
Customer relationships	5,654	1,018	5.00
Developed technology	10,040	(1,741)	10.00
Non-compete agreements	52	(1,362)	1.58
Intellectual property	1,777	1,777	2.00
Internal software	487	487	2.00
Total	$20,970	$1,681

Goodwill represents the excess of total consideration over the estimated fair value of the net assets acquired and is largely attributable to synergies and acquired workforce. Approximately $42.1 million has been allocated to goodwill pursuant to the preliminary purchase price allocation.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets have become impaired, an accounting charge for impairment during the period in which the determination is made may be recognized. The Company is evaluating whether the goodwill is deductible for income tax purposes.

This adjustment also eliminates the pro forma historical equity of CXApp of approximately $27.3 million in accordance with the acquisition accounting at closing, and reflects the issuance of 7,035,000 shares of New CXApp Common Stock at a deemed value of $10.00 per share as merger consideration at closing within the par value accounts of New CXApp Class A and Class C Common Stock, respectively, and additional paid-in capital.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The autonomous entity adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 are as follows:

AA. Reflects estimated incremental general and administrative expenses to reflect CXApp as a standalone entity, primarily including additional compensation costs, insurance, and other general and administrative costs.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 are as follows:

BB. Reflects elimination of investment income on the Trust Account.

CC. Reflects estimated transaction costs not yet recognized within the historical financial information presented of approximately $3.7 million to be expensed as if incurred on January 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

DD. Represents incremental adjustments to intangible asset amortization for the step-up in basis of intangible assets subject to amortization acquired in the Business Combination assuming the Business Combination occurred on January 1, 2022. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the amortization expense for each period presented:

Identified Intangible Assets (in thousands)	Fair Value	Years of Amortization	Amortization for the Year Ended December 31, 2022
Trade names and trademarks	$2,960	7.00	$423
Customer relationships	5,654	5.00	1,131
Developed technology	10,040	10.00	1,004
Non-compete agreements	52	1.58	33
Intellectual property	1,777	2.00	889
Internal software	487	2.00	244
Total amortization expense			$3,723

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2022. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entirety of all periods presented.

	Year Ended December 31, 2022 (1)
	Class A	Class C
Pro forma net loss	$(9,950)	$(6,360)
Weighted average shares outstanding - basic and diluted	8,582,699	5,487,300
Pro forma net loss per share - basic and diluted	$(1.16)	$(1.16)
Excluded securities:(2)
Public Warrants	13,800,000	13,800,000
Private Warrants	10,280,000	10,280,000

(1) Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

(2) The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.